ERxhibit 10.287



                                 PROMISSORY NOTE
                                  (NO INTEREST)

$9,184.00                                                   Glendale, California
   June 29, 2000




     FOR VALUE RECEIVED, Thuan Chau (Payor") promises to pay in lawful money of the United States of America to Pollution Research and Control Corp., a California corporation ("Payee"), or order, at Glendale, California, the sum of $9,184.00 Dollars from the date hereof on the unpaid principal payable in installments of principal only in the sum of $50.00 Dollars commencing on July 15, 2000 and payable on the same day of each month thereafter until paid in full.

     The unpaid principal may be prepaid without penalty. Each payment hereunder shall be credited to the principal amount.

     If each installment under this note is not paid when due, the undersigned shall pay all costs of collection thereof, including reasonable attorneys' fees, whether or not suit or action is commenced to enforce payment of this note, and Payee may, at its option, declare the entire amount of the then unpaid principal immediately due and payable if such default is not cured within 10 days after Payee provides the undersigned written notice of such default. The undersigned hereby waives presentment, notice of dishonor and protest.

     This note is secured by shares of Payee's common stock, no par value (the "Shares"), pursuant to a certain Stock Pledge Agreement, dated as of June 29, 2000 (the "Pledge Agreement").

     Upon the termination of employment of Payor as an employee of Payee for any reason, the unpaid balance of this note shall be cancelled, and the pro rata portion of Shares which then not fully paid for, shall be returned to Payee pursuant to the terms of the Pledge Agreement.

                                            Payor:



                                            By:  /s/  Thuan Chau
                                               --------------------------------
                                                      Thuan Chau